As filed with the Securities and Exchange Commission on March 11, 2025

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Dianthus Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware		81-0724163
(State or Other Jurisdiction of Incorporation or Organization		(I.R.S. Employer Identification No.)

7 Times Square, 43rd Floor New York, NY 10036
(Address of Principal Executive Offices, Zip Code)

Second Amended and Restated Dianthus Therapeutics, Inc. Stock Option and Incentive Plan
Dianthus Therapeutics, Inc. 2019 Employee Stock Purchase Plan, as amended
(Full title of the plan)

Adam M. Veness, Esq. Senior Vice President, General Counsel and Secretary Dianthus Therapeutics, Inc. 7 Times Square, 43rd Floor New York, NY 10036 (929) 999-4055

Copies to:
Ryan A. Murr, Esq. Branden C. Berns, Esq. Gibson, Dunn & Crutcher LLP One Embarcadero Center, Suite 2600 San Francisco, CA 94111 Telephone: (415) 393-8200 Facsimile: (415) 393-8306

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) registers (i) 1,555,767 additional shares of common stock, $0.001 par value per share (“Common Stock”), of Dianthus Therapeutics, Inc. (the “Registrant”) under the Second Amended and Restated Dianthus Therapeutics, Inc. Stock Option and Incentive Plan (the “Incentive Plan”), and (ii) 62,500 additional shares of Common Stock under the Dianthus Therapeutics, Inc. 2019 Employee Stock Purchase Plan, as amended (the “ESPP”).

The number of shares of Common Stock reserved and available for issuance under the Incentive Plan is subject to an automatic annual increase on each January 1 by an amount equal to the lesser of 5% of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31 or such lesser number of shares of Common Stock as determined by the Administrator (as defined in the Incentive Plan). Accordingly, on January 1, 2025, the number of shares of Common Stock reserved and available for issuance under the Incentive Plan increased by 1,555,767 shares. The additional shares are of the same class as other securities relating to the Incentive Plan for which the Registrant’s registration statement filed Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on August 8, 2024, March 21, 2024, October 4, 2023, March 8, 2022, March 3, 2021, March 3, 2020, March 19, 2019 and June 22, 2018 (Registration Nos. 333-281381, 333-278151, 333-274865, 333-263358, 333-253815, 333-236853, 333-230387, and 333-225838), and which, together with all exhibits filed therewith or incorporated therein by reference, are hereby incorporated by reference pursuant to General Instruction E to Form S-8 and the shares of Common Stock registered hereunder with respect to the Incentive Plan are in addition to the shares of Common Stock registered on such registration statements.

The number of shares of Common Stock reserved and available for issuance under the ESPP is subject to an automatic annual increase on each January 1 by an amount equal to the least of (i) 1% of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31, (ii) 62,500 shares of Common Stock or (iii) such number of shares of Common Stock as determined by the Administrator (as defined in the ESPP). Accordingly, on January 1, 2025, the number of shares of Common Stock reserved and available for issuance under the ESPP increased by 62,500. The additional shares are of the same class as other securities relating to the ESPP for which the Registrant’s registration statement filed on Form S-8 filed with the SEC on March 21, 2024, March 8, 2022 and August 8, 2019 (Registration Nos. 333-278151, 333-263358 and 333-233125), and which, together with all exhibits filed therewith or incorporated therein by reference, are hereby incorporated by reference pursuant to General Instruction E to Form S-8 and the shares of Common Stock registered hereunder with respect to the ESPP are in addition to the shares of Common Stock registered on such registration statements

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

The documents containing the information specified in Part I of this Registration Statement will be delivered to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the instructions to Part I of Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description
4.1	Fifth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 12, 2023)
4.2	Third Amended and Restated By-laws (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed with the SEC on March 21, 2024)
5.1*	Opinion of Gibson, Dunn & Crutcher LLP
23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm
23.2*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page to this Registration Statement)

99.1

Second Amended and Restated Dianthus Therapeutics, Inc. Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 28, 2024)

99.2

Dianthus Therapeutics, Inc. 2019 Employee Stock Purchase Plan, as amended (incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q filed with the SEC on August 8, 2024)

107.1*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 11, 2025.

DIANTHUS THERAPEUTICS, INC.

By:	/s/ Ryan Savitz
Name:	Ryan Savitz
Title:	Chief Financial Officer and Chief Business Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Marino Garcia, Ryan Savitz and Adam Veness and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution in each of them singly, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Marino Garcia	Chief Executive Officer, President and Director	March 11, 2025
Marino Garcia	(Principal Executive Officer)

/s/ Ryan Savitz	Chief Financial Officer and Chief Business Officer	March 11, 2025
Ryan Savitz	(Principal Financial Officer)

/s/ Edward Carr	Chief Accounting Officer	March 11, 2025
Edward Carr	(Principal Accounting Officer)

/s/ Alison F. Lawton	Director and Chair of the Board	March 11, 2025
Alison F. Lawton

/s/ Sujay Kango	Director	March 11, 2025
Sujay Kango

/s/ Anne McGeorge	Director	March 11, 2025
Anne McGeorge

/s/ Leon O. Moulder, Jr.	Director	March 11, 2025
Leon O. Moulder, Jr.

/s/ Steven Romano	Director	March 11, 2025
Steven Romano

/s/ Paula Soteropoulos	Director	March 11, 2025
Paula Soteropoulos

/s/ Jonathan Violin	Director	March 11, 2025
Jonathan Violin